Exhibit 10.20
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                      NON AZTORE CONVERSION RIGHTS AGREEMENT

                                                                PHOENIX, ARIZONA
                                                                 AUGUST 30, 2003

     THIS NON AZTORE CONVERSION RIGHTS AGREEMENT, (the "Agreement") is by and between Dyna-Cam Engine Corporation, a corporation organized under the laws of the State of Nevada ("Debtor") and each non-Aztore creditor with a bona fide claim against the Debtor at August 30, 2003 ("Creditors").

                                    RECITALS

     A. On June 30, 2003 Debtor agreed to dispose of almost all its asset to satisfy Debtor's secured creditors (the "Asset Disposition");

     B. Having disposed of its assets related to manufacturing engines in the Asset Disposition, Debtor is now in the business of seeking a business to acquire (the "Business Plan");

     C. As of the date of this Amendment, Creditors may be owed $112,415 under various unsecured claims;

     D. As of the date of this Amendment, Debtor owes Aztore Holdings, Inc. ("Aztore") about $650,000 under a Agreement for Convertible Secured Line of Credit, as amended (the "Aztore LOC Agreement").

     E. The Aztore LOC Agreement grants Aztore certain conversion rights and the notes issued under the Aztore LOC Agreement expire on March 31, 2006 unless paid in full sooner (the "Termination Date");

     F. Debtor desires to provide incentive for Creditors to cooperate with its Business Plan.

                                    AGREEMENT

     In consideration of the above recitals, the following representations, warranties, covenants and conditions, and other good and valuable consideration, the receipt of which is acknowledged, the parties agree as follows:

                                   SECTION ONE
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                                   AGREEMENTS

     Debtor and Participating and Qualified Creditors agree to the following:


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CONVERSION RIGHTS AGREEMENT BETWEEN DYNA-CAM AND NON-AZTORE CREDITORS
EFFECTIVE DATE AUGUST 30, 2003; PAGE 2 OF 4
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     (1)     Creditors must elect to participate in this program in writing and must to qualify and participate:

          a.   waive any defaults their original agreements;
          b. reach an agreement with the Debtor on the amounts owed and waive any accrued interest and fees;
          c.   execute customary investment representations;
          d. allow their liabilities to be documented by a replacement note with the terms specified below (the "Note").

     (2) A Participating and Qualified Creditor shall execute, acknowledge, deliver, record and file such further instruments and do such further acts as Debtor in its sole and absolute judgment deems necessary, desirable or proper to carry out the purposes of this Agreement.

     (3) A Participating and Qualified Creditor may reasonably request information concerning the financial condition of Debtor and Debtor shall promptly furnish to Creditor such additional financial statements and such data

                                   SECTION TWO
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                                 TERMS OF NOTES

     (1) The Notes shall have a common maturity date of March 31, 2006 ("Note Maturity Date").

     (2)     The Notes shall not bear interest.

     (3)     The Notes shall be assignable.

                                  SECTION THREE
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                         CONVERSION OF NOTES INTO STOCK

A.     CONVERSION RIGHTS
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     A Participating and Qualified Creditor shall have the option and may, in the sole exercise of its discretion, elect to convert all and only all of the outstanding balance of its Note into such shares of Debtor's common stock, at a price equivalent to the conversion price specified in Aztore's LOC Agreement. Such price is to be determined by any third party purchase transaction to purchase common shares whether through a cash purchase or other exchange whereby the Debtor receives in cash or in kind more than $50,000 (the "Conversion Price"). In the event that Creditor elects to exercise its option to convert its debt into such securities, Creditor shall deliver a notice of its election to convert (the "Conversion Notice") to Debtor at its address reported to the Securities and Exchange Commission within ten business days from the receipt of notice of such transaction which Debtor hereby agrees to timely deliver to


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CONVERSION RIGHTS AGREEMENT BETWEEN DYNA-CAM AND NON-AZTORE CREDITORS
EFFECTIVE DATE AUGUST 30, 2003; PAGE 3 OF 4
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Creditor.  In addition, in the event that Debtor issues any warrants to purchase securities to any agents for the seller of or finders of purchasers for such shares then Debtor will issue to Creditor, upon conversion, an equal percentage of warrants related to the amount of debt converted by Debtor.

B.     TERM OF THE CONVERSION RIGHTS
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     (1)     Partial Payment/Partial Conversion at Debtors Option.  If Debtor,
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at any time, tenders payment of an amount which is less than the full amount due to Creditor (a "Partial Payment"), then Creditor may exercise its right to convert the amount of debt represented by such Partial Payment for a period of 10 business days after any such Partial Payment has been received by Creditor by serving Debtor with a Conversion Notice stating the portion of the debt for which Debtor has tendered Partial Payment plus any additional amounts due and owing from Debtor to Creditor which Creditor is electing to convert. In the event that Creditor does not timely serve Debtor with such a Conversion Notice, the Partial Payment shall be deemed accepted, the aggregate amount of the debt due and owing to Creditor by Debtor shall be reduced by the amount of such Partial Payment and the portion of Creditor's conversion rights as would relate to the amount of debt reduced by such Partial Payment shall terminate. All remaining conversions rights of Creditor (the right to convert the remaining balance of the debt due to Creditor) shall be unaffected by such Partial
Payment.

     (2)     After Termination Date.  The conversion rights granted herein to
             ----------------------
Creditor shall continue and be in full force and effect and Creditor may exercise all or a portion thereof until 10 business days after the occurrence of
the Termination Date.   In the event that Debtor tenders payment to Creditor of
all amounts due and owing under the Amended Agreement and/or each executed Secured Promissory Notes or any of the other Loan Documents ("Full Payment"), Creditor may elect to convert all or a portion of the amount of the debt for which Debtor has tendered payment by serving Debtor with a Conversion Notice as set forth above. In the event that Creditor does not timely serve Debtor with such a Conversion Notice, the Full Payment shall be deemed accepted, the aggregate amount of the debt due and owing to Creditor by Debtor shall be reduced by the amount of such Full Payment and the all of Creditor's conversion rights shall terminate.

     (3)     Aztore's right to set the price.  In the event that the price is
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uncertain due to the receipt by the Debtor of non-cash consideration, then the determination of Aztore and the Debtor as to the Conversion Price shall be controlling on the Creditor.


                                  SECTION NINE
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                                  SEVERABILITY

     Each provision of this Agreement is intended to be severable. Debtor and Creditor further intend and believe that each provision in this Agreement and each of the Notes complies with all applicable local, state and federal laws and


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CONVERSION RIGHTS AGREEMENT BETWEEN DYNA-CAM AND NON-AZTORE CREDITORS
EFFECTIVE DATE AUGUST 30, 2003; PAGE 4 OF 4
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court decisions.  However, if any provision or provisions in this Agreement or any of the Notes is or are found by a court of law to be in violation of an applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion or provision(s) of this Agreement or any Note to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of Debtor that such portion, provision(s) shall be given full force and effect to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Agreement and such Notes shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision(s) are not contained herein, and that the rights, obligations and interests of the Debtor and the holder hereof under the remainder of this Agreement and the Notes shall continue in full force and effect.

                                   SECTION TEN
                                   -----------
                               ADDITIONAL ACTIONS

     Each party hereto agrees to do all acts and things and to make, execute, and deliver such written instruments and documents as shall from time to time be reasonably required to carry out the terms and provisions of this Agreement.

                                 SECTION ELEVEN
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                               REMEDIES CUMULATIVE

     The remedies of the parties hereto under this Agreement are cumulative and shall not exclude any other remedies to which any party may be lawfully entitled.

                                 SECTION TWELVE
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                                ENTIRE AGREEMENT

     This Agreement and the Notes contain the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, express or implied, oral or written, among the parties with respect to such subject matter. The express terms of this Agreement shall control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

     IN WITNESS WHEREOF, the Amended Agreement has been executed as of the date first written above,

DEBTOR
Dyna-Cam Engine Corporation


     /s/ Michael S. Williams
----------------------------------------
By:  Michael S. Williams
Its:  President


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